LEASE




                                 By and Between

                  NELSON E. BOWERS II and THOMAS M. GREEN, JR.,
                                    as Lessor

                                       And

                         INFINITI OF CHATTANOOGA, INC.,
                                    as Lessee

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
RECITALS ...................................................................   1
1.  Description and Term ...................................................   1
    (a) Street Address .....................................................   1
    (b) Description ........................................................   1
    (c) Term ...............................................................   1
    (d) Possession .........................................................   1
2.  Rent ...................................................................   2
3.  Covenant to Pay Rent and Use ...........................................   2
4.  "For Sale" and "To Let" Signs ..........................................   2
5.  Acceptance of Premises, Maintenance
     and Improvements ......................................................   3
6.  Governmental Requirements ..............................................   3
7.  Parking Area and Driveways .............................................   3
8.  Permits ................................................................   3
9.  Insurance ..............................................................   4
10. Condemnation ...........................................................   5
11. Covenant on Proceeds ...................................................   6
12. Defaults ...............................................................   6
13. Electrical Wiring ......................................................   7
14. Waiver of Requirements .................................................   7
15. Notices ................................................................   8
16. Right to Sublease or Assign ............................................   8
17. Surrender ..............................................................   8
18. Estoppel Certificates ..................................................   8
19. Construction of Lease ..................................................   8
20. Captions ...............................................................   9

 21. Taxes .................................................................   9
 22. Lease Acceptance ......................................................   9
 23. Binding Upon Successor ................................................   9
 24. Attorney Fees .........................................................   9
 25. Definition of Lessor; Liability of
       Lessor Limited.......................................................   9

SIGNATURES

 EXHIBIT A          Property Description

                                      LEASE


     THIS LEASE by and between NELSON E. BOWERS II and THOMAS M. GREEN, JR., hereinafter collectively called the "Lessor," and INFINITI OF CHATTANOOGA, INC., a Tennessee corporation, hereinafter called the "Lessee."

                              W I T N E S S E T H:

     WHEREAS, the Lessee herein desires to lease from Lessor and the Lessor desires to lease to the Lessee certain premises hereinafter described.

     NOW, THEREFORE, in consideration of the covenants, terms, and conditions hereinafter set forth, Lessor and Lessee agree as follows:

     1. Description and Term. In consideration of the rents hereinafter reserved and all terms, conditions, covenants, and agreements hereinafter contained, the Lessor hereby leases and demises to the Lessee, and the Lessee hereby hires, leases and takes from the Lessor the following-described property (hereinafter called the "Premises"), to wit:

          (a) Street Address: 5915 Brainerd Road, Chattanooga, Tennessee 37421.

          (b) Description. The Premises, the subject of this Lease between Lessor and Lessee, is the land and buildings located on the real property more particularly described on Exhibit A attached hereto.

          (c) Term. The term of this Lease shall be twenty-six (26) years from July 1, 1991 until June 30, 2017.

          (d) Possession. Lessee shall have the right to immediate possession of the Premises. Lessee's possession, however, carries with it all the obligations of Lessee under this Lease, including all covenants and conditions and all responsibilities.

     2. Rent. The annual rental for the first three (3) years of the term of this Lease shall be One Hundred Eighty-Three Thousand Dollars ($183,000.00). The Lessee agrees to pay said rent in lawful money of the United States in equal monthly installments of Fifteen Thousand, Two Hundred Fifty Dollars ($15,250.00) in advance of the first day of the Lease term beginning July 1, 1991 and thereafter upon the same day of each successive month during the term, at the office of the Lessor or at such other place as Lessor may designate. Upon the expiration of the first three (3) years of the term of this Lease, the rent shall be adjusted by an amount equal to the increase, if any, in the debt service amount pay under Lessor's loan (or any renewal, extension, modification or replacement thereof) for the acquisition of the Premises. Lessor shall notify Lessee of the amount of such rent adjustment, and said rent shall be paid in equal monthly installments in advance of the first day of each month for the remainder of the term of this Lease.

     3. Covenant to Pay Rent and Use. In consideration of the foregoing letting, the Lessee does hereby covenant and agree as follows:

          (a) To pay rent as aforementioned and herein provided; and

          (b) Not to use and not to permit or suffer the use of the Premises for illegal or unlawful purposes, but for an automobile dealership for the purpose of selling and servicing new and used automobiles.

     4. "For Sale" and "To Let" Signs. During the last six (6) months of the term of this Lease or any renewals thereof, unless the Lessee has given a notice to renew pursuant to paragraph 3 of this Lease, the Lessor may maintain "To Let" or "For Sale" signs upon the Premises and may freely exhibit the Premises to any prospective tenants and/or purchasers; provided, however, that Lessor has notified Lessee of such exhibition and it occurs during reasonable times after normal business hours or as otherwise agreed.

     5. Acceptance of Premises Maintenance and Improvements. At the commencement of the term, the Lessee accepts the land and buildings in their existing condition. No representation, statement or warranty, express or implied, has been made by or on behalf of the Lessor as to such condition, or as to the use that may be of such property. In no event shall the Lessor be liable for any defect in such property or for any limitation in its use.

     Lessor shall have no further responsibility for maintenance or repairs of the Premises after the beginning of the term of this Lease. Lessee agrees to make all interior and exterior repairs and/or improvements to the buildings at its own expense and to reasonably maintain the Premises for the term of the Lease. Lessee shall at the end of the Lease term, or any renewal thereof, return the Premises to the Lessor in as good a condition as when the Lease term began, excepting damage caused by fire or other catastrophe not resulting from Lessee's gross negligence and excepting ordinary wear and tear. Lessee shall make no repairs, alterations or improvements to the Premises which would affect the structural integrity of the Premises without first requesting permission to do so from the Lessor and obtaining written approval from Lessor; provided, however, such written approval shall not be unreasonably withheld.

     6. Governmental Requirements. The Lessee agrees that it shall comply with all requirements of all laws, orders, ordinances, and regulations which shall impose any duty upon the owner or occupant of the Premises.

     7. Parking Area and Driveways. Lessee specifically covenants to Lessor and agrees to maintain for the full term of this Lease, and any renewals thereof, the driveways and parking areas which are a part of the Premises.

     8. Permits. Any permits required from any governmental agency because of the use of the Premises by the Lessee shall be secured by the Lessee and shall be its sole obligation and the failure to obtain any such permit or the revocation of any such permit at any time shall in no way alter the terms or conditions of this Lease.

9. Insurance.

     (a) From the date hereof and until the end of the term of this Lease, or any renewals thereof, the Lessee shall keep the Premises insured, at its sole cost and expense, against claims for personal injury or property damage under a policy of general public liability insurance, with limits of at least
$200,000/$500,000 for bodily injury, and $100,000 for property damage. Such policies shall name the Lessor and the Lessee as the insureds. The public liability policy or a certificate thereof shall be delivered to the Lessor within twenty (20) days of the commencement of the term hereof and not less than twenty (20) days before its expiration date during the term of this Lease, and any renewals thereof.

     (b) From the date hereof until the end of the term of this Lease, or any renewals thereof, the Lessee shall keep its improvements which do not become fixtures insured with fire and extended coverage insurance in an amount equal to one hundred percent (100%) of the full replacement cost of said improvements. Any policy providing such coverage shall contain the so-called special coverage all-risk endorsement and the full replacement cost endorsement.

     (c) From the date hereof until the end of the term of this Lease, or any renewals thereof, Lessee shall keep the Premises insured at its sole cost and expense for fire and extended coverage insurance. The policy providing such coverage shall contain the so-called special coverage all-risk endorsement.

     (d) All policies of insurance required to be maintained by the Lessee shall name the Lessee and Lessor as the insureds as their respective interests may appear.

     (e) All insurance required to be maintained by the Lessee shall be effected
by  valid  and   enforceable   policies   issued  by  insurers   of   recognized
responsibility, satisfactory to the Lessor.

     (f) Lessor shall cause any insurance policy carried by them, and Lessee shall cause each insurance policy carried by it insuring the fixtures of the buildings and contents in the Premises to be written in such a manner so as to provide that the insurance company will waive all right of recovery by way of subrogation against Lessor or Lessee in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. If the release or either Lessor or Lessee, as set forth in the preceding sentence of this paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurer. Lessor shall not do or permit to be done any act or thing upon the Premises that would invalidate or be in conflict with fire insurance policies covering the land and buildings.

     10. Condemnation. The parties hereto agree that should the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, be taken or condemned by competent authority for public or quasi-public use, then this Lease shall, at the Lessee's option, terminate from the date when possession of the parts so taken shall be required for the use and purpose for which they had been taken. During any period in which there is less than complete interference with the operation of the business in the Premises, then the rent owing by the Lessee shall be abated in proportion to gross sales volume at the Premises during such period of interference as it relates and compares to the gross sales of the Premises during the last full month of operation of the Premises prior to such interference. In the event that the means of ingress and egress are in any way blocked or partially blocked as a result of any road construction or other improvements, Lessor agrees to make an abatement of rent during such period of construction or improvement. All compensation awarded for such taking of the fee and leasehold shall belong to and be the property of the Lessor; provided, however, that the Lessor shall not be entitled to any portion of the award made to the Lessee or sublessee for loss of business and for the cost of removal of any stock or other furnishings which have not become fixtures. Lessee shall, notwithstanding anything above to the contrary, have the right to participate as a party in any condemnation proceedings to the extent of its leasehold interest in the property and any interest in improvements to the property which have not vested in Lessor.

     11. Covenant on Proceeds. If all or part of the Premises shall be damaged or destroyed by fire or other casualty, insured under the standard fire insurance policy with so-called special coverage all-risk endorsement required pursuant to paragraph lO(c), Lessor shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence, but Lessor's obligation hereunder shall not include the improvements or betterments applied by any other party, unless such improvements or betterments become fixtures. Nothing hereinabove contained shall impose upon Lessor any liability or responsibility to replace or repair any property belonging to Lessee. This Lease shall continue in full force and effect, but rent and additional rent, if any, shall abate from the date of such damage until ten (10) days after the Lessor has repaired or restored said buildings in the manner and in the condition provided in this section and notified Lessee of such fact. In the event that a part of the Premises is rendered untenable or not suitable for use for the conduct of Lessee's business therein, a just and proportionate part of the rent shall be abated from the date of such damage until ten (10) days after Lessor has repaired same and notified Lessee of such fact. Furthermore, in connection with the above, Lessee shall receive a credit or refund, whichever is appropriate, of any rent paid in advance.

     Notwithstanding anything to the contrary contained in the preceding paragraph, either party may at its option terminate this Lease on thirty (30) days' notice to the other given within ninety (90) days after the occurrence of any damage or destruction of (i) the destruction or damage is caused as a result of a risk not covered by Lessee's insurance policies, (ii) the Premises are damaged or destroyed during the last eighteen months of the Lease term or any renewal term, or (iii) the Premises are completely destroyed or so damaged by fire or other casualty as to render it unfit for use as a new automobile dealership and the insurance coverage is insufficient in amount to pay in full for necessary repairs and restoration and if either party deems such repairs or restoration economically unfeasible.

     12. Defaults. If Lessee should default in the payment of any rental or monies due hereunder when due, or be in default of any covenant, agreement or condition herein provided for, or abandon or vacate the Premises, or bankrupt or make an assignment for benefit of creditors, or in the event a receiver is appointed for Lessee, then, upon the occurrence of any one or more of such contingencies and after the Lessee has been given notice by Certified Mail of such default, Lessee shall have ten (10) days after the receipt of such notice within which to correct such default or defaults, or if such default shall be of such nature that it cannot be cured completely within such 10-day period, the Lessee shall commence to cure such default or defaults within the 10-day period and shall thereafter proceed with reasonable diligence and in good faith to remedy such default; otherwise, this Lease may be cancelled at the option of the Lessor and all rights of the Lessee terminated. In the event of such cancellation and termination, Lessor shall have the immediate right or at any time thereafter to re-enter and take possession of the Premises.

     The Lessee shall be liable for the cost of seizure and repossession of the Premises and reasonable attorneys' fees incurred as a result of the seizure and repossession of the Premises.

     Upon regaining possession of the Premises and upon re-entry therein and the removal of all persons and property therefrom, Lessor shall relet the Premises at a reasonable rental and upon such terms as may be reasonably obtained under the circumstances and hold Lessee liable for any deficiency. Lessor is authorized to make all necessary repairs, changes, and alterations in or to the Premises for the new tenant.

     13. Electrical Wiring. The signing of this Lease shall constitute acceptance of the electrical wiring as it is with no further obligation upon the Lessor to repair or improve said wiring, and specifically the Lessee's signature to this Lease constitutes acceptance of the electrical wiring as suitable for its use and purposes in the Premises and the Lessor shall have no obligation whatsoever because of said wiring. It is further understood that the signature of the Lessee hereto constitutes a waiver of any liability on the part of the Lessor in case of a fire or other calamity caused by said electrical wiring.

     14. Waiver of Requirements. No requirement whatsoever of this Lease shall be deemed waived or varied, nor shall the Lessor's acceptance of any payment with knowledge of any default or of Lessor's failure or delay to take advantage of any default constitute a waiver of the Lessor's rights thereby nor of any subsequent or continued breach of any requirement of this Lease. All remedies herein provided for shall be in addition to, and not in substitution for, any remedies otherwise available to the Lessor.

     15. Notices. All notices to be given under this Lease shall be in writing and shall either be served personally or sent by Certified Mail to the address of the parties below specified. The Lessor's address for notices shall be 217 Colmore Circle, Lookout Mountain, Tennessee 37350. The Lessee's address for notices shall be 5915 Brainerd Road, Chattanooga, Tennessee 37421.

     16. Right to Sublease or Assign. Lessee shall not have the right to sublease or assign the Premises in whole or in part.

     17. Surrender. Upon the expiration or other termination of the term of this Lease, or any renewals thereof, Lessee shall quit and surrender to Lessor the Premises, together with all buildings and improvements which became fixtures, broom clean, in good order and condition, damage caused by fire or other catastrophe not resulting from Lessee's gross negligence excepted, and ordinary wear and tear also excepted. Lessee shall remove all property to be removed at the expense of the Lessee, and Lessee hereby agrees to pay all costs and expenses thereby incurred. Lessee's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     18. Estoppel Certificates. Lessee agrees to execute and deliver to Lessor or Lessor's mortgagee or financial institution estoppel certificates in form and substance reasonably required by any lender of Lessor, together with such additional documents as such lender may reasonably request.

     19. Construction of Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when sense requires. Wherever used herein, the words "Lessor" and "Lessee" shall be deemed to include the heirs, personal representatives, successors, sublessees and assigns of said parties, unless the context excludes such construction.

     20. Captions. The paragraph captions as to contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of this Lease or as a limitation on the scope of the particular paragraph to which they refer.

     21. Taxes. Lessee agrees to pay all real estate taxes and assessments on the land and buildings due and payable during the term of this Lease, or any renewals thereof.

     22. Lease Acceptance. This Lease contains all the oral and written agreements, representations and arrangements between the parties hereto and any rights which the respective parties hereto may have had under any previous contracts or oral arrangements are hereby cancelled and terminated and no representations or warranties are made or implied other than those set forth herein. No oral agreement or representations for rental shall be deemed to constitute a lease other than this Lease and not until and unless this Lease shall have been properly executed by the Lessee and delivered to and executed by the Lessor.

     23. Binding Upon Successors. All provisions herein contained shall bind and
inure  to  the   benefit  of  the  parties   hereto,   their   heirs,   personal
representatives, successors and permitted assigns.

     24. Attorney Fees. If it should become necessary for Lessor to employ an attorney to assert any right of Lessor or force any obligation of Lessee hereunder after default by Lessee, Lessor shall be entitled to recover, in addition to the other costs and expenses herein provided for, the reasonable costs and charges of investigation and of such attorney.

     25. Definition of Lessor: Liability of Lessor Limited. The term "Lessor" as used in this Lease means only the owner or ground Lessor for the time being of the land which constitutes the leased Premises, so that in the event of any sale or sales of such land, or assignment of the ground lease, or assignment, transfer or other conveyance of his rights under this Lease, the said Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the successor to Lessor by reason of any assignment, transfer or other conveyance of Lessor's interest in this Lease, that such purchaser or successor has assumed and agreed to perform all of Lessor's obligations hereunder. The preceding sentence shall also be applicable to all successor lessors. Notwithstanding anything to the contrary provided in this Lease, it is agreed that Lessor, his heirs, successors and assigns, shall have absolutely no liability with respect to any of the terms, covenants and conditions of this Lease, and Lessee hereby expressly agrees that it shall look solely to the equity of Lessor or his successor(s) in interest in the leased Premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of personal liability to be absolute and without any exception whatsoever. Lessee covenants that no execution shall be levied against Lessor, but only against the leased Premises, and all judgments shall be so indexed.

     IN WITNESS WHEREOF the parties have hereunto set their hands this 18th day of October, 1991.

                                          LESSOR:
                                          /s/  Nelson E. Bowers II
                                          -------------------------
                                          Nelson E. Bowers II

                                          /s/ Thomas M. Green, Jr.
                                          -------------------------
                                          Thomas M. Green, Jr.

                                          LESSEE:

                                          INFINITI OF CHATTANOOGA, INC.

                                          By: /s/ Nelson E. Bowers II
                                          ---------------------------

                                          Title: Pres.
                                          ---------------------------

STATE OF TENNESSEE:
COUNTY OF HAMILTON:

     Before me, a Notary Public of the state and county aforesaid, personally appeared NELSON E. BOWERS II, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the person who executed the foregoing instrument, and that he executed the same as his free act and deed.

     WITNESS my hand an seal this 18th day of October, 1991.



                                          /s/ Betty A. Alexander
                                          ------------------------
                                          Notary Public

My commission expires: 7/26/95



STATE OF TENNESSEE:
COUNTY OF HAMILTON:

     Before me, a Notary Public of the state and county aforesaid, personally appeared THOMAS M. GREEN, JR., with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the person who executed the foregoing instrument, and that he executed the same as his free act and deed.

     WITNESS my hand an seal this 18th day of October, 1991.


                                          /s/ Betty A. Alexander
                                          ------------------------
                                          Notary Public

My commission expires: 7/26/95

STATE OF TENNESSEE:
COUNTY OF HAMILTON:

     Before me, a Notary Public of the state and county aforesaid, personally appeared Nelson E. Bowers II, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of INFINITI OF CHATTANOOGA, INC., the within-named bargainor, a corporation, and that he as such officer, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as he is authorized so to do.

     WITNESS my hand an seal this 18th day of October, 1991.


                                          /s/ Betty A. Alexander
                                          ------------------------
                                          Notary Public

My commission expires: 7/26/95